NEWS BULLETIN

                 International Corporation
                     307 North Michigan Avenue, Chicago, Illinois 60601-5382, 312/346-8100

For Further Information:

AT OLD REPUBLIC:    AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro           Leslie Loyet   Tim Grace
Chairman & CEO          Analysts/Investors        Media Inquires
(312) 346-8100               (312) 640-6672          (312) 640-6667
lloyet@frbir.com            tgrace@frbir.com

FOR IMMEDIATE RELEASE                               NYSE: ORI
THURSDAY, JANUARY 25, 2007

OLD REPUBLIC’S GENERAL INSURANCE BUSINESS CONTINUES TO DRIVE CONSOLIDATED PROFITABILITY

Chicago-January 25, 2007-Old Republic International Corporation (NYSE: ORI), today announced the following results for the fourth quarter and full year 2006:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages; all per share amounts are shown on a diluted basis)

	Quarters Ended December 31,			Years Ended December 31,
	2006	2005	Change	2006	2005		Change
Operating Revenues	$936.4	$985.5	-5.0%	$3,775.2	$3,741.0		.9%
Net Operating Income	$103.9	$116.8	-11.1%	$452.4	$509.1	*	-11.1%
Net Income	$104.6	$143.1	-26.9%	$464.8	$551.4	*	-15.7%
Diluted Earnings Per Share:
Net operating income:
Before non-recurring tax benefit	$0.45	$0.50	-10.0%	$1.94	$1.99		-2.5%
2005 non-recurring tax benefit	-	-		-	0.20	*
Total	0.45	0.50	-10.0%	1.94	2.19		-11.4%
Net realized investment gains	-	0.11		0.05	0.18
Net income	$0.45	$0.61	-26.2%	$1.99	$2.37	*	-16.0%

* Includes non-recurring income tax and related accumulated interest recovery of $45.9 after tax, or 20 cents per share.

During 2006, Old Republic’s business posted new financial performance records. Assets exceeded $12.6 billion and common shareholders’ equity climbed above $4.3 billion. Consolidated earnings for the year and quarter ended December 31, 2006, benefited from the continued strength of General Insurance lines. The Company’s Mortgage Guaranty segment posted slightly lower results, while Title operations were affected by significant downturns in housing and related mortgage lending markets. Favorable investment income trends throughout Old Republic’s operating groups attenuated moderately lower underwriting/service profitability. Consolidated results for 2006 and 2005 were also affected differently by certain unusual charges or credits. Pursuant to recently issued accounting rules, 2006 earnings were constrained by accelerated recognition of stock option costs which resulted in an incremental expense of $3.7 million ($2.4 million after tax, or one cent per diluted share). On the other hand, 2005 earnings were enhanced by a non-recurring recovery of income taxes and related accumulated interest of $57.9 million ($45.9 million net of tax, or 20 cents per diluted share). The recovery was related to tax returns for the three years ended December 31, 1990.
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Consolidated Results - The major components of Old Republic’s consolidated results were as follows for the periods being reported upon:

	($ in millions, except share data)
	Quarters Ended December 31,			Years Ended December 31,
	2006	2005	Change	2006	2005	Change
Operating revenues:
General insurance	$539.0	$511.1	5.5%	$2,138.7	$2,017.6	6.0%
Mortgage guaranty	135.5	129.4	4.7	529.9	516.0	2.7
Title insurance	238.5	313.2	-23.8	1,007.3	1,108.6	-9.1
Corporate and other	23.1	31.7		99.2	98.6
Total	$936.4	$985.5	-5.0%	$3,775.2	$3,741.0	.9%
Pretax operating income (loss):
General insurance	$103.3	$91.1	13.3%	$401.6	$350.0	14.7%
Mortgage guaranty	46.4	55.2	-16.0	228.4	243.7	-6.3
Title insurance	0.3	22.3	-98.2	31.0	88.7	-65.0
Corporate and other	1.4	2.3		-	(.1)
Sub-total	151.5	171.0	-11.4	661.1	682.4	-3.1
Realized investment gains (losses):
From sales	1.0	43.1		19.0	74.1
From impairments	-	(2.7)		-	(9.2)
Net realized investment gains	1.0	40.3		19.0	64.9
Consolidated pretax income	152.6	211.4	-27.8	680.1	747.3	-9.0
Income taxes	48.0	68.3	-29.7	215.2	195.9	9.9
Net income	$104.6	$143.1	-26.9%	$464.8	$551.4	-15.7%

Consolidated underwriting ratio:
Benefits and claims ratio	47.5%	42.1%	45.3%	43.3%
Expense ratio	44.6	47.4	44.7	45.2
Composite ratio	92.1%	89.5%	90.0%	88.5%

Components of diluted net income per share:
Net operating income:
Before non-recurring tax benefit	$0.45	$0.50	-10.0%	$1.94	$1.99	-2.5%
2005 non-recurring tax benefit	-	-		-	0.20
Total	0.45	0.50	-10.0	1.94	2.19	-11.4
Net realized investment gains	-	0.11		0.05	0.18
Net income	$0.45	$0.61	-26.2%	$1.99	$2.37	-16.0%

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The table above presents consolidated results in terms of both operating and net income to highlight the effects of investment gain or loss recognition and non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability. The recognition of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items such as the income tax recovery described above, can distort the comparability of the Company’s operating performance from period-to-period. Accordingly, management uses the non-GAAP financial measures to evaluate and explain operating performance, and believes their use enhances an understanding of Old Republic’s results.

General Insurance Results - The General Insurance Group continued to post favorable operating results in the latest quarter and for the full year. Key indicators of that performance follow:

	($ in millions)
	Quarters Ended December 31,			Years Ended December 31,
	2006	2005	Change	2006	2005	Change
Net premiums earned	$476.3	$455.2	4.6%	$1,902.1	$1,805.2	5.4%
Net investment income	59.7	52.2	14.4	221.5	197.0	12.4
Pretax operating income	$103.3	$91.1	13.3%	$401.6	$350.0	14.7%

Claims ratio	66.3%	66.1%		65.9%	66.9%
Expense ratio	24.2	25.3		24.4	24.6
Composite ratio	90.5%	91.4%		90.3%	91.5%

In the final quarter of 2006, general insurance earned premiums grew at the same approximate rate registered for the first nine months of the year. For 2006 as a whole, the increase in earned premiums of 5.4 percent was at the lower end of the range anticipated at the beginning of the year. Substantially all 2006 premium growth stemmed from trucking, home warranty, and financial indemnity insurance coverages. Loss costs remained at very acceptable levels for most major coverages, continuing to benefit from reasonably contained inflationary pressures on claim settlement costs and favorable overall development of prior years’ reserves. Production and general operating expenses remained well aligned with premium growth. Through year end 2006, the composite underwriting ratio of claims and expenses, the most widely accepted indicator of performance in the industry, has now registered positive outcomes for 19 consecutive quarters. Net investment income for Old Republic’s group of general insurance companies rose on the strength of higher market yields and a greater invested asset base.

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Mortgage Guaranty Results - Old Republic’s Mortgage Guaranty operations were reasonably profitable in the fourth quarter and for the year as a whole, even though claim costs rose fairly consistently throughout 2006. Key indicators of the Group’s performance are shown below:

	($ in millions)
	Quarters Ended December 31,			Years Ended December 31,
	2006	2005	Change	2006	2005	Change
Net premiums earned	$114.3	$107.9	5.9%	$444.3	$429.5	3.4%
Net investment income	18.9	17.8	6.0	74.3	70.1	6.0
Pretax operating income	$46.4	$55.2	-16.0%	$228.4	$243.7	-6.3%

Claims ratio	53.7%	42.5%		42.8%	37.2%
Expense ratio	22.3	22.8		22.5	22.4
Composite ratio	76.0%	65.3%		65.3%	59.6%

For 2006 and the year’s fourth quarter, premium revenue trends responded to a combination of greater business persistency, lower overall mortgage originations, and higher levels of bulk insurance transactions. In concert with higher market yields, net investment income rose even though the invested asset base remained relatively flat due to high shareholder dividend payments by the Group. Nonetheless, overall profitability slipped to a greater degree in this year’s final quarter. The profit margin compression arose from more significant claim costs as evidenced by the higher claims ratios in the above table. For both the quarter and full year, these greater costs were driven by a rise in paid claim trends, as well as higher claim frequency and severity levels.

Title Insurance Results - Old Republic’s Title Insurance segment registered a substantial drop in profitability for the final quarter and year ended December 31, 2006. Key indicators of that performance follow:

	($ in millions)
	Quarters Ended December 31,			Years Ended December 31,
	2006	2005	Change	2006	2005	Change
Net premiums and fees earned	$231.4	$306.2	-24.4%	$980.0	$1,081.8	-9.4%
Net investment income	7.0	6.8	2.7	26.9	26.0	3.7
Pretax operating income	$0.3	$22.3	-98.2%	$31.0	$88.7	-65.0%

Claims ratio	5.6%	6.2%		5.9%	6.0%
Expense ratio	97.2	88.8		93.6	88.2
Composite ratio	102.8%	95.0%		99.5%	94.2%

Title premium and fee revenues continued to drop as housing and related mortgage lending activity reflected significant downtrends throughout 2006. As a result, title profit margins from underwriting/service operations deteriorated. Substantially all the margin compression occurred in the segment’s direct operations, most of which are concentrated in the Western United States. Revenues in that region alone dropped by 29.5 percent in the year’s final quarter and by 29.7 percent for all of 2006. The resulting production levels have been lower than necessary to absorb the fixed portion of the operating expense structure. Fourth quarter 2006 title pretax operating income was also affected by special charges of approximately $7.0 million. The charges stem from estimated adjustments to filed premium rate classifications, and from additional expense provisions associated with ongoing industry-wide class action litigation. As a consequence of all these factors, Old Republic’s Title segment posted the higher 2006 composite underwriting ratios shown in the above table. While investment income reflected moderate growth, the increase was largely insufficient to counteract the reduction in underwriting/service profitability.

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Corporate and Other Operations - Old Republic’s small life and health business, and net costs associated with the parent holding company and its corporate services subsidiaries produced pretax income of $1.4 million in the final quarter of 2006 and near break-even results for the year as a whole. Period-to-period variability in the results of these relatively minor elements of Old Republic’s operations usually stems from the volatility inherent to the Company’s small scaled life and health business, and fluctuations in the timing of expense recognition related to such costs as the aforementioned stock option expenses.

Cash, Invested Assets and Shareholders’ Equity - The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:

	($ in millions, except share data)
	December 31,
	2006	2005	Change
Cash and invested assets	$8,230.8	$7,394.1	11.3%
Shareholders’ equity:
Total	4,369.2	4,024.0	8.6
Per share	$18.91	$17.53	7.9%
Composition of shareholders’ equity per share:
Equity before items below	$18.72	$17.26	8.5%
Unrealized investment gains or losses and other accumulated comprehensive income	0.19	0.27
Total	$18.91	$17.53	7.9%

The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities, and 8 percent to equities most of which are committed to several indexed stock portfolios. As has been the case for many years, Old Republic’s invested asset base is structured to address enterprise-wide risk management considerations, and to assure solid funding of its subsidiaries’ long-term obligations to insurance beneficiaries. As a result, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, illiquid private equity investments, or mortgage loans.

Substantially all the changes in the shareholders’ equity account for 2006 reflect earnings retained in excess of dividend payments.

Effective January 1, 2006, the Company reclassified the long-term investments in U.S. Treasury Tax and Loss Bonds held by its mortgage guaranty insurance subsidiaries. The reclassification is intended to conform to more common industry reporting practices and to better align such assets with the corresponding long-term deferred income tax liabilities to which they relate. As a result of this reclassification, invested asset balances have been reduced, the prepaid income tax asset has been increased, and periodic cash flow from operating and investing activities have been adjusted by the correspondingly identical amounts shown in the following tables. The reclassification has no effect on the financial position or net income of the Company, nor does it call for the receipt or disbursement of any additional cash resources. The following table shows the effect of these adjustments on pertinent financial statement performance indicators as of the balance sheet dates and for the periods shown.

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	($ in millions)
	December 31,
	2006	2005
Cash and invested assets:
Previous classification	$8,699.3	$7,939.9
After reclassification	8,230.8	7,394.1
Change	(468.4)	(545.7)
Total other assets:
Previous classification	3,913.0	3,603.2
After reclassification	4,381.4	4,149.0
Change	$468.4	$545.7

	Years Ended
	December 31,
	2006	2005
Cash flows from operating activities:
Previous classification	$927.4	$880.0
After reclassification	1,004.7	833.6
Change	77.3	(46.4)
Cash flows from investing activities:
Previous classification	(810.1)	(589.9)
After reclassification	(887.4)	(543.5)
Change	$(77.3)	$46.4

2006 cash flows from operating activities of $1,004.7 million compare with the $833.6 million registered in 2005. 2006 operating cash flow was enhanced by approximately $198 million as a result of the previously announced acquisition of a casualty book of insurance business in the final quarter of the year. On the other hand, 2005 operating cash flow benefited from the aforementioned non-recurring tax recovery of $45.9 million.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its fourth quarter 2006 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. A replay will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $12.6 billion and shareholders’ equity of $4.3 billion or $18.91 per share. Its current stock market valuation is approximately $5.3 billion, or $23.10 per share.

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Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company’s management in conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be affected by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations. A more detailed discussion of all the foregoing risks appears in Part I, Item 1A - Risk Factors, of the Company’s 2005 Form 10-K, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and, accordingly, they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic International Corporation, visit www.oldrepublic.com

Financial Tables Follow….

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Old Republic International Corporation
FINANCIAL HIGHLIGHTS
($ in Millions, Except Share Data)
FINANCIAL POSITION SUMMARY:	December 31,
	2006	2005
Assets:
Cash and fixed maturity securities	$7,397.9	$6,675.4
Equity securities	669.1	552.4
Other invested assets	163.7	166.3
Cash and invested assets	8,230.8	7,394.1
Accounts and premiums receivable	962.1	803.4
Federal income tax recoverable: current	15.5	-
Reinsurance balances recoverable	2,231.3	2,167.2
Prepaid federal income taxes	468.4	545.7
Sundry assets	703.9	632.5
Total	$12,612.2	$11,543.2
Liabilities and Shareholders' Equity:
Policy liabilities	$1,398.1	$1,228.1
Benefit and claim reserves	5,534.7	4,939.8
Federal income tax payable: current	-	129.3
deferred	469.4	421.6
Debt	144.3	142.7
Sundry liabilities	696.4	657.4
Shareholders' equity	4,369.2	4,024.0
Total	$12,612.2	$11,543.2

INCOME STATEMENT SUMMARY:	Quarters Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net premiums and fees earned	$838.9	$886.4	$3,400.5	$3,386.9
Net investment income	90.6	80.7	341.6	310.1
Net realized investment gains	1.0	40.3	19.0	64.9
Other income	6.7	18.3	33.0	43.9
Total revenues	937.4	1,025.9	3,794.2	3,805.9
Benefits and claims	398.3	373.6	1,539.6	1,465.4
Sales and other expenses	386.5	440.8	1,574.3	1,593.0
Total expenses	784.8	814.4	3,114.0	3,058.5
Revenues, net of expenses	152.6	211.4	680.1	747.3
Income taxes	48.0	68.3	215.2	195.9
Net income	$104.6	$143.1	$464.8	$551.4

COMMON STOCK STATISTICS (a):
Net income: Basic	$.45	$.62	$2.01	$2.40
Diluted	$.45	$.61	$1.99	$2.37
Components of earnings per share:
Basic, net operating income	$.45	$.51	$1.96	$2.22
Realized investment gains	-	.11	.05	.18
Basic net income	$.45	$.62	$2.01	$2.40
Diluted, net operating income	$.45	$.50	$1.94	$2.19
Realized investment gains	-	.11	.05	.18
Diluted net income	$.45	$.61	$1.99	$2.37
Cash dividends on common stock:
Regular	$.150	$.136	$.590	$.512
Special (b)	-	.800	-	.800
Total	$.150	$.936	$.590	$1.312
Stock dividends	-%	25%	-%	25%
Book value per share			$18.91	$17.53
Common shares outstanding:
Average basic	231,037,520	229,511,029	231,017,947	229,487,273
Average diluted	233,244,626	232,587,552	233,034,986	232,108,491
Actual, end of period			231,047,890	229,575,404

(a) All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through December 31, 2006.
(b) In December 2005, a special cash dividend of $.800 per share was declared and paid.
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Old Republic International Corporation
SEGMENTED OPERATING SUMMARY
($ in Millions)

	Net							Pretax
	Premiums	Net				Sales		Operating	Composite
	& Fees	Investment	Other	Operating	Benefits	& Other	Total	Income	Underwriting
Segment	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended December 31, 2006
General	$476.3	$59.7	$2.9	$539.0	$315.6	$120.1	$435.7	$103.3	90.5%
Mortgage	114.3	18.9	2.3	135.5	61.3	27.7	89.1	46.4	76.0%
Title	231.4	7.0	.1	238.5	13.0	225.1	238.2	.3	102.8%
Other	16.8	4.8	1.4	23.1	8.2	13.4	21.7	1.4	-
Consolidated	$838.9	$90.6	$6.7	$936.4	$398.3	$386.5	$784.8	$151.5	92.1%

Quarter Ended December 31, 2005
General	$455.2	$52.2	$3.5	$511.1	$301.0	$118.9	$419.9	$91.1	91.4%
Mortgage	107.9	17.8	3.6	129.4	45.9	28.2	74.1	55.2	65.3%
Title	306.2	6.8	.1	313.2	18.9	272.0	290.9	22.3	95.0%
Other	16.9	3.7	10.9	31.7	7.7	21.6	29.3	2.3	-
Consolidated	$886.4	$80.7	$18.3	$985.5	$373.6	$440.8	$814.4	$171.0	89.5%

Year Ended December 31, 2006
General	$1,902.1	$221.5	$14.9	$2,138.7	$1,254.2	$482.8	$1,737.0	$401.6	90.3%
Mortgage	444.3	74.3	11.3	529.9	189.9	111.4	301.4	228.4	65.3%
Title	980.0	26.9	.3	1,007.3	58.1	918.1	976.2	31.0	99.5%
Other	74.1	18.7	6.3	99.2	37.3	61.9	99.2	-	-
Consolidated	$3,400.5	$341.6	$33.0	$3,775.2	$1,539.6	$1,574.3	$3,114.0	$661.1	90.0%

Year Ended December 31, 2005
General	$1,805.2	$197.0	$15.3	$2,017.6	$1,206.8	$460.7	$1,667.5	$350.0	91.5%
Mortgage	429.5	70.1	16.4	516.0	159.7	112.5	272.2	243.7	59.6%
Title	1,081.8	26.0	.7	1,108.6	64.8	955.0	1,019.8	88.7	94.2%
Other	70.3	16.9	11.3	98.6	34.0	64.7	98.7	(.1)	-
Consolidated	$3,386.9	$310.1	$43.9	$3,741.0	$1,465.4	$1,593.0	$3,058.5	$682.4	88.5%

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Old Republic International Corporation
SEGMENTED OPERATING STATISTICS
($ in Millions)

	Quarters Ended			Years Ended
	December 31,			December 31,
	2006		2005	2006		2005
General Insurance:
Benefits and claims ratio	66.3%		66.1%	65.9%		66.9%
Expense ratio	24.2%		25.3%	24.4%		24.6%
Composite ratio	90.5%		91.4%	90.3%		91.5%
Paid loss ratio	49.7%	*	59.8%	50.4%	*	53.4%

Mortgage Guaranty:
New insurance written: Traditional Primary	$ 4,272.4		$ 4,968.9	$ 17,187.0		$ 20,554.5
Bulk	6,128.2		2,478.3	13,716.7		9,944.3
Other	63.6		435.0	583.7		498.2
Total	$ 10,464.2		$ 7,882.3	$ 31,487.5		$ 30,997.1

Net risk in force: Traditional Primary				$ 14,582.1		$ 14,711.2
Bulk				2,471.1		1,758.8
Other				578.9		586.1
Total				$ 17,632.2		$ 17,056.2

Earned premiums: Direct	$ 135.0		$ 128.3	$ 524.7		$ 508.0
Net	$ 114.3		$ 107.9	$ 444.3		$ 429.5

Persistency: Traditional Primary				73.1%		65.5%

Delinquency ratio: Traditional Primary				4.41%		4.67%
Bulk				3.29%		3.67%

Claims ratio	53.7%		42.5%	42.8%		37.2%
Expense ratio	22.3%		22.8%	22.5%		22.4%
Composite ratio	76.0%		65.3%	65.3%		59.6%
Paid loss ratio	36.7%		35.3%	34.9%		33.7%

Title Insurance:
Direct orders opened	83,757		83,133	345,278		394,094
Direct orders closed	64,977		74,600	271,054		328,239

Claims ratio	5.6%		6.2%	5.9%		6.0%
Expense ratio	97.2%		88.8%	93.6%		88.2%
Composite ratio	102.8%		95.0%	99.5%		94.2%
Paid loss ratio	5.1%		3.2%	5.1%		4.3%

Consolidated:
Benefits and claims ratio	47.5%		42.1%	45.3%		43.3%
Expense ratio	44.6%		47.4%	44.7%		45.2%
Composite ratio	92.1%		89.5%	90.0%		88.5%
Paid loss ratio	35.5%	*	34.8%	35.3%	*	34.5%

* Excludes the effect resulting from the previously announced acquisition of a casualty book of business in the final quarter of 2006.
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